UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

Cardo Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9701 Wilshire Blvd., Suite 1100
Beverly Hills, California    90212
(Address of principal executive offices including zip code)

(310) 274-2036
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Securities Holders.

At the Annual Meeting of Stockholders of Cardo Medical, Inc. (the "Company") held on June 16, 2010, the Company's stockholders considered two proposals.

Proposal 1 - Election of eight members to the Company's Board of Directors to serve until the 2011 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Andrew A. Brooks	172,991,995	144,357	0
Michael Kvitnitsky	172,991,995	144,357	0
Stephen Liu, M.D.	172,991,995	144,357	0
Joseph Loggia	172,982,151	154,201	0
Thomas H. Morgan	172,991,995	144,357	0
Ronald N. Richards, Esq.	172,991,995	144,357	0
Steven D. Rubin, Esq.	172,982,151	154,201	0
Subbarao Uppaluri, Ph.D.	172,991,995	144,357	0

Based on the votes set forth above, the director nominees were duly elected.

Proposal 2 - The approval of the Company's 2010 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
170,203,704	956,740	1,948,908	0

Based on the votes set forth above, the Company's 2010 Equity Incentive Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDO MEDICAL, INC.

By: /s/ Andrew A. Brooks

Andrew A. Brooks
Chief Executive Officer

Date: June 18, 2010